CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Burst.com, Inc.

(formerly known as Instant Video Technologies, Inc.)


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2000, relating to the consolidated financial statements of Burst.com, Inc. (formerly Instant Video Technologies, Inc.), which is contained in that Prospectus and Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP

San Francisco, California
April 14, 2000